Exhibit 99.1
ITW Reports First-Quarter 2017 Results
Delivers record financial results and raises guidance for 2017

First-quarter highlights:

•	GAAP EPS of $1.54, an increase of 19%

•	Total revenue of $3.5 billion, an increase of 6.0%; organic growth of 3.5%

•	Operating margin of 23.3%, an increase of 120 bps and an all-time record for the company

•	Company now expects 2017 earnings to be in the range of $6.20 to $6.40 per share with organic growth of 2 to 4%

GLENVIEW, Ill., April, 24 2017 (GLOBE NEWSWIRE) -- Illinois Tool Works Inc. (NYSE: ITW) today reported its first-quarter 2017 results.

First-quarter GAAP earnings were $1.54 per share, an increase of 19% versus the first quarter of 2016. Excluding the impact of foreign currency translation, EPS grew 21% year-on-year. Revenue grew 6.0% to $3.5 billion. Organic revenue increased 3.5% while the 2016 acquisition of Engineered Fasteners & Components (EF&C) added 3.8% to revenue. Foreign currency translation reduced revenue by 1.3%.

“Our record results in the first quarter reflect strong execution across the company and further progress in our efforts to leverage ITW’s highly differentiated and proprietary business model to drive solid growth with best-in-class margins and returns,” said E. Scott Santi, Chairman and Chief Executive Officer. “We are off to a strong start in 2017 and the company is well-positioned to deliver continued progress and differentiated performance through the balance of 2017 and beyond.”

Operating income was $809 million, an increase of 12%, and operating margin for the quarter was 23.3%, an increase of 120 basis points. Excluding the margin impact from the 2016 acquisition of EF&C, operating margin was 23.8%, an increase of 170 basis points year-on-year with 100 basis points of structural margin improvement from Enterprise Initiatives. After-tax return on invested capital was 23.8%, an improvement of 260 basis points. First-quarter net income was $536 million.

Organic revenue growth was positive in six of seven segments: 9% in Automotive OEM, 6% in Test & Measurement/Electronics, 3% in Construction Products, 2% in Food Equipment and Polymers & Fluids and 1% in Specialty Products. Welding was flat.

Effective January 1, 2017 the company adopted FASB guidance that requires that the income tax effects associated with the settlement of stock-based awards be recognized through income tax expense rather than equity. The first-quarter effective tax rate was 28.3%, in line with company expectations.

Full-Year and Second Quarter 2017 Guidance
As a result of the company’s strong Q1 results, ITW is raising its 2017 full-year guidance. The company now expects earnings to be in the range of $6.20 to $6.40 per share, up from prior guidance of $6.00 to $6.20 per share, with organic growth of 2 to 4%, up from 1.5 to 3.5%. ITW expects operating margin to exceed 23.5% and free cash flow to exceed 100% of net income. The company now expects an effective tax rate of approximately 29%, down from prior guidance of 29 to 30%, resulting in an EPS benefit of $0.04 per share.

For the second quarter 2017, the company expects earnings to be in the range of $1.55 to $1.65 per share with organic growth of 2 to 4%.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule.

Forward-looking Statement
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding diluted earnings per share, organic revenue growth, operating margin, free cash flow, effective tax rate and after-tax return on invested capital. These statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's Form 10-K for 2016.

About ITW
ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenues totaling $13.6 billion in 2016. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW has more than 50,000 dedicated colleagues in operations around the world who thrive in the company’s unique, decentralized and entrepreneurial culture. To learn more about the company and the ITW Business Model, visit www.itw.com.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended
	March 31,
In millions except per share amounts	2017	2016
Operating Revenue	$3,471	$3,274
Cost of revenue	2,004	1,896
Selling, administrative, and research and development expenses	605	597
Amortization and impairment of intangible assets	53	59
Operating Income	809	722
Interest expense	(64)	(58)
Other income (expense)	4	4
Income Before Taxes	749	668
Income taxes	213	200
Net Income	$536	$468

Net Income Per Share:
Basic	$1.55	$1.29
Diluted	$1.54	$1.29

Cash Dividends Per Share:
Paid	$0.65	$0.55
Declared	$0.65	$0.55

Shares of Common Stock Outstanding During the Period:
Average	346.2	362.0
Average assuming dilution	349.0	363.9

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	March 31, 2017	December 31, 2016
Assets
Current Assets:
Cash and equivalents	$2,493	$2,472
Trade receivables	2,534	2,357
Inventories	1,158	1,076
Prepaid expenses and other current assets	245	218
Total current assets	6,430	6,123

Net plant and equipment	1,674	1,652
Goodwill	4,605	4,558
Intangible assets	1,411	1,463
Deferred income taxes	425	449
Other assets	984	956
	$15,529	$15,201

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$671	$652
Accounts payable	574	511
Accrued expenses	1,149	1,202
Cash dividends payable	225	226
Income taxes payable	256	169
Total current liabilities	2,875	2,760

Noncurrent Liabilities:
Long-term debt	7,205	7,177
Deferred income taxes	121	134
Other liabilities	830	871
Total noncurrent liabilities	8,156	8,182

Stockholders’ Equity:
Common stock	6	6
Additional paid-in-capital	1,184	1,188
Retained earnings	19,817	19,505
Common stock held in treasury	(14,871)	(14,638)
Accumulated other comprehensive income (loss)	(1,643)	(1,807)
Noncontrolling interest	5	5
Total stockholders’ equity	4,498	4,259
	$15,529	$15,201

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended March 31, 2017
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$828	$202	24.4%
Food Equipment	497	125	25.1%
Test & Measurement and Electronics	480	96	20.0%
Welding	387	107	27.7%
Polymers & Fluids	426	88	20.6%
Construction Products	395	89	22.5%
Specialty Products	463	124	26.9%
Intersegment	(5)	—	—%
Total Segments	3,471	831	23.9%
Unallocated	—	(22)	—%
Total Company	$3,471	$809	23.3%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q1 2017 vs. Q1 2016 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	9.0%	2.0%	5.5%	(0.3)%	1.5%	2.9%	0.8%	3.5%
Acquisitions/Divestitures	19.4%	—%	—%	—%	—%	—%	(0.7)%	3.8%
Translation	(2.1)%	(2.4)%	(2.0)%	(0.3)%	0.5%	(0.2)%	(1.3)%	(1.3)%
Operating Revenue	26.3%	(0.4)%	3.5%	(0.6)%	2.0%	2.7%	(1.2)%	6.0%

Q1 2017 vs. Q1 2016 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	120 bps	50 bps	170 bps	—	40 bps	80 bps	10 bps	80 bps
Changes in Variable Margin & OH Costs	(30) bps	(30) bps	290 bps	220 bps	100 bps	120 bps	80 bps	90 bps
Total Organic	90 bps	20 bps	460 bps	220 bps	140 bps	200 bps	90 bps	170 bps
Acquisitions/Divestitures	(260) bps	—	—	—	—	—	40 bps	(50) bps
Restructuring/Other	(30) bps	40 bps	(10) bps	160 bps	(100) bps	(50) bps	(50) bps	—
Total Operating Margin Change	(200) bps	60 bps	450 bps	380 bps	40 bps	150 bps	80 bps	120 bps

Total Operating Margin % *	24.4%	25.1%	20.0%	27.7%	20.6%	22.5%	26.9%	23.3%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	50 bps	80 bps	350 bps	50 bps	420 bps	60 bps	140 bps	160 bps

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

ADJUSTED AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Twelve Months Ended
	March 31,		December 31,
Dollars in millions	2017	2016	2016
Operating income	$809	$722	$3,064
Tax rate	28.3%	30.0%	30.0%
Income taxes	(229)	(216)	(919)
Operating income after taxes	$580	$506	$2,145

Invested capital:
Trade receivables	$2,534	$2,394	$2,357
Inventories	1,158	1,134	1,076
Net plant and equipment	1,674	1,598	1,652
Goodwill and intangible assets	6,016	6,005	6,021
Accounts payable and accrued expenses	(1,723)	(1,611)	(1,713)
Other, net	222	257	223
Total invested capital	$9,881	$9,777	$9,616

Average invested capital	$9,748	$9,668	$9,780
Adjustment for Wilsonart (formerly the Decorative Surfaces segment)	—	(111)	(91)
Adjusted average invested capital	$9,748	$9,557	$9,689
Adjusted return on average invested capital	23.8%	21.2%	22.1%

FREE CASH FLOW (UNAUDITED)

	Three Months Ended
	March 31,
Dollars in millions	2017		2016
Net cash provided by operating activities	$463		$479
Less: Additions to plant and equipment	(64)		(57)
Free cash flow	$399		$422

Net income	$536		$468
Free cash flow to net income conversion rate	74%	*	90%

*
Excluding $87 million related to the timing of payments for income taxes and pension contributions, the free cash flow to net income conversion rate for the three months ended March 31, 2017 would have been 91%.